Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-115666 and 333-204548 on Forms S-8 and in Registration Statement No. 333-144699 on Form S-3 of NorthWest Indiana Bancorp of our reports dated March 4, 2019 on the consolidated financial statements and the effectiveness of internal control over financial reporting of NorthWest Indiana Bancorp, which reports are included in Form 10-K for NorthWest Indiana Bancorp for the year ended December 31, 2018.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Chicago, Illinois

March 5, 2019